Annual Report

Cover Page

Name of issuer:

Powur, PBC

Legal status of issuer:

Form: Other

Other (specify): Public Benefit Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 1/2/2014

Physical address of issuer:

2683 Via De La Valle
#321G
Del Mar CA 92014

Website of issuer:

http://powur.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Current number of employees:

8

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$1,042,214.00	$1,511,679.00
Cash & Cash Equivalents:	$871,797.00	$1,362,009.00
Accounts Receivable:	$135,774.00	$100,121.00
Short-term Debt:	$73,790.00	$98,846.00
Long-term Debt:	$0.00	$83,493.00
Revenues/Sales:	$2,387,924.00	$1,684,926.00
Cost of Goods Sold:	$1,078,912.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($364,067.00)	($803,221.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Powur, PBC

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Henrik Rosendahl	Investor	Henrik Rosendahl	2015
Richard F. Hoskins	Director	Self Employed	2015
Bill Twist	CEO	The Pachamama Alliance	2015
Jonathan Budd	CEO, Chairman	Powur, PBC	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Rick Hou	Director of Engineering	2014
Paul Walker	CTO	2014
Robert Smith	Vice President of Sales	2016
Jonathan Budd	CEO	2014
Jonathan Budd	Chairman	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Jonathan Budd	Common and preferrered stock	41.6

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Solar Energy Market. The Company intends to operate a direct selling business offering solar and other alternative energy products from sales made through a network of independent sales distributors. The success of Powur will be directly related to the quality of the products sold by Powur and the effectiveness of its distributors. There is no assurance that there will be a demand for the products sold by the Company or that the independent distributors will be successful in their efforts.

Changes to Net Metering rules. The economic benefits to customers from installing solar panels in most US states and certain other countries are enhanced by net metering rules which require electric utilities to charge customers for the net amount of electricity consumed from the grid. This pricing structure is more favorable for solar customers than, for example, one in which they pay a retail price when they are drawing electricity from the grid (e.g. at night) and receive a wholesale credit when they are supplying electricity to the grid (e.g. during a warm and sunny afternoon). Another less favorable pricing structure would be one where solar customers got no financial credit for putting surplus electricity back into the grid. Changes to Net Metering rules that are adverse to solar customers could reduce demand for solar systems and negatively impact the Company.

Changes to minimum infrastructure charges. Electric utilities are permitted to levy minimum charges on solar customers, so that those who generate the same amount of electricity as they consume will still help pay for the upkeep and maintenance of the infrastructure they are using. Increases to minimum charges could reduce
demand for solar systems and negatively impact the Company.

Expiration or reductions to existing tax credits. There are significant tax incentives that enhance the economic benefits to customers from installing solar panels, including a US federal tax credit for systems placed into service before 1/1/2022, currently equal to 30% of the system cost. Reductions to tax incentives or a failure to extend them when they expire could reduce demand for solar systems and negatively impact the Company.

Competition. There are many and diverse types of competitors in the same market Powur operates in. Some competitors are larger companies with significant cash reserves that allow them to develop sales and marketing businesses' for lower costs, which may affect business in the markets where Powur operates. Many of the current and potential competitors have longer operating histories and financial, sales, marketing and other resources greater than those possessed by Powur. As a result, competitors may be able to adapt more quickly to changes in the solar energy product market or to devote greater resources than Powur is able to provide. There can be no assurance that the Powur will be able to compete successfully with its existing or new competitors, which could negatively affect the revenues and earnings generated by Powur.

Reliance on Officers and the Board of Directors. All decisions regarding the business operations of the Company and the Company's affairs will be made exclusively by the Officers and the Board of Directors and not by the Stockholders. Accordingly, no person should purchase Stock unless that person is willing to entrust all aspects of the business operations to the Officers, management and the Board of Directors. Potential Investors must carefully evaluate the personal experience and business performance of the Officers and the Board of Directors, as well as their capabilities, prior to making an investment in the Stock. The Company will be particularly dependent upon the efforts, experience, contacts, and skills of the CEO Jonathan Budd and other Officers of the Company. The loss of Mr. Budd or other Officers could have a Material Adverse Effect on the Company, and such loss could occur at any time due to death, disability, resignation, or other reasons. Moreover, except as specifically provided in the Company's Stockholder's Agreement, the Officers may not be required to devote their time and attention exclusively to the Company. The Stockholders will not be involved in the decision-making process of the Officers or the Board of Directors, including but not limited to evaluating business opportunities or relevant business, economic, financial, or other information that will be used by the Officers and the Board of Directors in making decisions.

Conflicts of Interest. The Company will be subject to various potential conflicts of
interest. Under certain circumstances, the Officers may make investments separate and apart from, or alongside, the Company. As provided in the Company's Stockholder's Agreement, the Officers will be permitted to manage other companies during the term of the Company's business life, any of which may conflict with the Company for investment opportunities, management time and attention, or otherwise. Provisions contained in the Company's Stockholder's Agreement that authorize the Officers to engage in investment, management or
other activities outside, or alongside the Company, or to cause the Company to make investments in respect of which the Officers have conflicting interests, will override common law and statutory fiduciary duties that would apply in the absence of such provisions. The Company's Stockholder's Agreement contains certain protections for Stockholders against conflicts of interest faced by the Officers, but does not purport to address all types of conflicts that may arise. Moreover, as a practical matter, it may be difficult for Stockholders to subject the behavior of the Officers to close scrutiny. During the term of the life of the Company, many different types of conflicts of interest may arise, and this document does not purport to identify all such conflicts. Stockholders ultimately will be heavily dependent upon the good faith of the Officers and the Board of Directors.

No Participation by Investors in the Company Management. Investors will have no right or power to participate in the management or control of the Company's business and must rely upon the Officers to manage the operations. Investors will be relying solely upon the ability of the Officers develop and operate the business of the Company. Except as specifically provided in the Company's Stockholder's Agreement, the Officers will have the exclusive right and power to manage the Company's business and affairs.

Limited Business Focus. The only currently contemplated focus for the business of the Company will be the development of the Company's direct selling business in the alternative energy market. Consequently, failure to meet the Company's expected development goals and business plan would most likely result in adverse
economic consequences to the Company, including a delay or forbearance of cash distributions from the Company to the Stockholders. In addition, there can be no assurance that the future projected financial performance of the Company can be timely achieved and, therefore, no guarantee can be given that there will be any distributions of dividends from the Company to the Stockholders.

Additional Capital Requirements. Although management has no present intention of securing loans for the Company for any working capital or other needs beyond the
financing provided by this offering, the Officers and the Board of Directors are authorized to arrange for such loans. The Company has not received a commitment from any third party to make such future loans. However, there can be no assurance that such loans might be arranged or what the terms of any such borrowings might be. Any loans made to the Company would likely be superior to the financial interest of the Investors. The Company also has the right to make additional capital calls as needed for Company operations; however, no Stockholder is obligated to contribute any additional capital to the Company.

Timing of Dividends and Distributions. Any anticipated cash dividends or distributions should be considered speculative and are qualified in their entirety by the assumptions, information and risks disclosed by the Company. Notwithstanding the preferred returns projected by the Company, there is no specific time established as to when any cash distributions will be made by the Company to the Stockholders. The assumptions upon which such distributions are based are subject to variations that may arise as future events actually occur. The Officers have the discretion to sell, merge, acquire or otherwise trade the business of the Company subject to the Company's Stockholder's Agreement. Therefore, it is difficult to determine or anticipate in what manner, and the amount of, cash distributions which might be paid to the Stockholders. Actual results for any period may or may not approximate the estimated statements in the Company's Financial Projections. Potential investors are advised to consult with their tax and business advisors concerning the validity and reasonableness of the factual, accounting and tax assumptions herein. NEITHER THE OFFICERS NOR ANY OTHER PERSON OR ENTITY MAKES ANY REPRESENTATION OR WARRANTY AS TO THE FUTURE PROFITABILITY OF THE COMPANY.

Regulatory Concerns. The Company believes its operations will not subject the Company to the registration requirements of the Investment Company Act of 1940, as amended ("1940 Act"). There can be no assurance that the Company's belief in this regard will continue to be correct. Due to the various burdens of compliance with the 1940 Act, the Company's performance could be materially adversely affected if it becomes subject to the 1940 Act. Neither the Company nor its counsel can assure investors that, under certain conditions, changing circumstances, or changes in the law, the Company will not become subject to the 1940 Act or other burdensome regulation.

In general, the Company will seek to minimize the degree of governmental regulation and oversight to which the Company is subject. While it is anticipated that this approach will reduce compliance and other costs, this approach will also eliminate a variety of investor protections (including certain protections arising under the Securities Act and the 1940 Act) that would be available if the Company were subject to greater regulatory and oversight burdens.

The direct selling activities of the Company may be subject to review and regulation of the United States Federal Trade Commission, state and federal consumer rights commissions and/or the Attorney's General of states in which the Company operates its business. Errors or omissions by management or its independent sales distributors may result in regulatory actions, which could negatively impact the business of the Company. Additionally, legislation and/or rules and regulations of the aforementioned regulatory organizations may restrict the business of the Company.

Lack of Agency Review. Since the Offering will not be registered under federal or state securities laws, prospective investors do not have the benefit of review of the Company's offering documents by the Securities and Exchange Commission or any state securities commission. The terms and conditions of the Offering may not comply with the guidelines and regulations established for investments that are required to be registered and qualified with those agencies.

Changes in Environment. The business, economic, political, environmental and regulatory environment within which the Company intends to operate may undergo substantial changes, some of which may be adverse to the Company. The Officers and the Board of Directors will have the exclusive right and authority (within the limitations of the Company's Stockholder's Agreement) to determine the manner in which the Company will respond to such changes, and Stockholders generally will have no right to withdraw from the Company or to demand specific modifications to the Company operations in response. Prospective investors are particularly cautioned that the strategies and procedures exercised by the Officers and their affiliates in the past may not be successful, or even practicable, for the Company.

Long Term Investment. An investment in the Company is a long-term commitment, and there is no assurance that any distributions of cash or other property will be made to the Stockholders.

Illiquid Investment. The Stock is subject to significant restrictions on transfer. Prospective investors in the Company will be required to represent that they have acquired their Stock for investment purposes only and not with a view to or for sale in connection with any distribution of such Stock. The Stock has not been registered under the Securities Act and, therefore, is subject to restrictions on transfer under the Securities Act. In addition, the Stock will be subject to these restrictions including restrictions on transfer, rights of first refusal and other provisions set forth in the Company's Stockholder's Agreement.

Although most of our officers are full time, please note that our CFO Andy Wilson is part time and spends 25% of his time at Powur. Rick Hou and Paul Walker are part time officers as well. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Independent sales force. We generate solar leads through sales people who are self-employed, set their own schedule and are free to determine how much time and energy they dedicate to Powur. We work to motivate and provide incentives for them to be productive, but we are unable to direct their hours or work patterns as we would if they were employees. If we fail to recruit the right kind of entrepreneurially minded, self-motivated people, this could negatively impact the number and quality of solar leads we generate.

Solar provider partners. The solar providers we partner with are responsible for designing an appropriate solar system for each homeowner we refer, closing all sales, and installing all solar systems with high quality workmanship to ensure each homeowner receives a high performing solar system. If we partner with solar providers that perform poorly in any of these areas, our reputation and financial results could suffer.

Ownership and Capital Structure

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Other	0	0	No
Debt Securities	0	0	No
Common	25000000	11436907	Yes
Preferred	10000000	6532628	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	3369042

24. Describe the material terms of any indebtedness of the issuer:

We do not have any convertible debt, lines of credit or loans.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
3/2015	Regulation D, Rule 506(b)	Priced Round	$650,000	General operations
9/2015	Regulation D, Rule 506(b)	Priced Round	$775,000	General operations
9/2016	Regulation D, Rule 506(b)	Priced Round	$1,085,700	General operations
5/2017	Regulation Crowdfunding	Priced Round	$1,036,888	General operations
5/2017	Regulation D, 506(c)	Priced Round	$234,094	General operations
7/2017	Regulation D, Rule 506(c)	Preferred stock	$152,499	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We've solved the solar industry's sales problem. Powur is a one-of-a-kind platform that provides solar companies with a well educated direct sales force on the ground in communities nationwide.

*** Update! We have set a new world record for fastest company to hit $1M in Regulation Crowdfunding history! Thank you to all our new powur shareholders. New investors can still invest until 11pm EDT Friday May 19th!
We will be the platform that converts the world to solar power. The solar industry is on the cusp of exploding — only 2% of modern homes use solar and it's finally affordable enough for mass adoption. Our mission is to accelerate the adoption of sustainable energy world wide and help 2,000,000 homeowners save money and gain energy independence.

Milestones

Powur, PBC was incorporated in the State of Delaware in January 2014.

Since then, we have:

- 526% revenue growth from 2015 to 2016
- 17,000+ homeowners submitted for solar proposals
- $1.4M revenue in 2016
- Over 3,200 paid Advisors
- 39 solar providers using our platform servicing 28 states
- First international residential solar company entering Canada, Australia and Mexico in 2017
- Booking 350 kW per month with over 3 mW booked to date

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2018, the Company had revenues of $2,387,924 compared to the year ended December 31, 2017, when the Company had revenues of $1,684,926. Our gross margin was 100.0% in fiscal year 2018, compared to 100.0% in 2017.
- *Assets.* As of December 31, 2018, the Company had total assets of $1,042,214, including $871,797 in cash. As of December 31, 2017, the Company had $1,511,679 in total assets, including $1,362,009 in cash.
- *Net Loss.* The Company has had net losses of $803,221 and net losses of $581,094 for the fiscal years ended December 31, 2018 and December 31, 2017, respectively.
- *Liabilities.* The Company's liabilities totaled $157,283 for the fiscal year ended December 31, 2018 and $168,908 for the fiscal year ended December 31, 2017.

Liquidity & Capital Resources

To-date, the company has been financed with $2,663,199 in equity.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Powur, PBC cash in hand is $871,797, as of December 2018. Over the last three months, revenues have averaged $187,504/month, cost of goods sold has averaged $87,692/month, and operational expenses have averaged $169,542/month, for an average burn rate of $69,730 per month. Our intent is to be profitable in 0 months.

Our financials are dated 12/31/219 and there are no material changes from 1/1/2019 - 3/31/2019

We expect revenue to continue growing in Q2 and Q3 vs the recent run rate and expense to grow at a slower pace than revenue, reducing our net loss. Our capital sources remain cash equivalents and short term investments in US Treasury bills.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://powur.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix C: Financial Statements

- Financials 1
- Financials 2
- Financials 3

Appendix D: Director & Officer Work History

- Bill Twist
- Henrik Rosendahl
- Jonathan Budd
- Paul Walker
- Richard F. Hoskins
- Rick Hou
- Robert Smith

Appendix E: Supporting Documents



POWUR

2018 Report

Dear investors,

The company has recently recruited an experienced COO as its time we have a high level #2 to run the company alongside me, and free me up to get back to doing what I'm best at, Marketing, Sales, Training, spear heading the vision and growing our network.

The focus for 2019 is on GROWTH. We want to make investments into the front end of our business model so reps have access to easier products, can see success more quickly, and overall simplify our program.

We need your help!

Become a solar evangelist! Don't have solar on your home? Contact us for a free no-obligation proposal. Ask your friends and family for permission to send us their information and let us help them save money each month, take control of their long term energy costs and reduce the amount of fossil fuels we burn each year.

Do you know a talented professional salesperson who wants to earn more commissions while doing something with meaning? Introduce them to us - they will thank you profusely!

Sincerely,

Jonathan Budd
Founder & CEO

Our Mission

We will be the platform that converts the world to solar power. The solar industry is on the cusp of exploding — only 2% of modern homes use solar and it's finally affordable enough for mass adoption. Our mission is to accelerate the adoption of sustainable energy world wide and help 2,000,000 homeowners save money and gain energy independence.

See our full profile

How did we do this year?

Report Card

B+

The Good

Solar revenue grew $1.058 million (2.7x vs 2017) fueled by growth in professional sales consultants closing their own contracts.

Total Revenue grew 42% vs 2017, driven by the growth in solar revenue

Reduced net loss from -$803k in 2017 to -$364k in 2018

The Bad

We tragically lost our VP of Operations very suddenly to cancer towards the end of 2018. We love you always Andrea...

We had to ramp up our tech spending towards the end of the year to reduce the technology backlog that had gown too large.

Revenue from recruiting fell $333k or 33% vs 2017 as our salesforce shifted focus to selling over recruiting.

2018 At a Glance

January 1 to December 31


$$$$

$2,387,924 +42%
Revenue



-$364,067
Net Loss


IOU!

$73,790 [25%]
Short Term Debt



$0
Raised in 2017



$871,797
Cash on Hand

INCOME | BALANCE | NARRATIVE

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We've solved the solar industry's sales problem. Powur is a one-of-a-kind platform that provides solar companies with a well educated direct sales force on the ground in communities nationwide.

*** Update! We have set a new world record for fastest company to hit $1M in Regulation Crowdfunding history! Thank you to all our new powur shareholders. New investors can still invest until 11pm EDT Friday May 19th!
We will be the platform that converts the world to solar power. The solar industry is on the cusp of exploding — only 2% of modern homes use solar and it's finally affordable enough for mass adoption. Our mission is to accelerate the adoption of sustainable energy world wide and help 2,000,000 homeowners save money and gain energy independence.

Milestones

Powur, PBC was incorporated in the State of Delaware in January 2014.

Since then, we have:

- 526% revenue growth from 2015 to 2016
- 17,000+ homeowners submitted for solar proposals
- $1.4M revenue in 2016
- Over 3,200 paid Advisors
- 39 solar providers using our platform servicing 28 states
- First international residential solar company entering Canada, Australia and Mexico in 2017
- Booking 350 kW per month with over 3 mW booked to date

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2018, the Company had revenues of $2,387,924 compared to the year ended December 31, 2017, when the Company had revenues of $1,684,926. Our gross margin was 100.0% in fiscal year 2018, compared to 100.0% in 2017.
- *Assets.* As of December 31, 2018, the Company had total assets of $1,042,214, including $871,797 in cash. As of December 31, 2017, the Company had $1,511,679 in total assets, including $1,362,009 in cash.
- *Net Loss.* The Company has had net losses of $803,221 and net losses of $581,094 for the fiscal years ended December 31, 2018 and December 31, 2017, respectively.
- *Liabilities.* The Company's liabilities totaled $157,283 for the fiscal year ended December 31, 2018 and $168,908 for the fiscal year ended December 31, 2017.

Liquidity & Capital Resources

To-date, the company has been financed with $2,663,199 in equity.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Powur, PBC cash in hand is $871,797, as of December 2018. Over the last three months, revenues have averaged $187,504/month, cost of goods sold has averaged $87,692/month, and operational expenses have averaged $169,542/month, for an average burn rate of $69,730 per month. Our intent is to be profitable in 0 months.

Our financials are dated 12/31/219 and there are no material changes from 1/1/2019 - 3/31/2019

We expect revenue to continue growing in Q2 and Q3 vs the recent run rate and expense to grow at a slower pace than revenue, reducing our net loss. Our capital sources remain cash equivalents and short
term investments in US Treasury bills.

Net Margin: -15%

Gross Margin: 55%

Return on Assets: -35%

Earnings per Share: -$0.02

Revenue per Employee: $298,491

Cash to Assets: 84%

Revenue to Receivables: 1,759%

Debt Ratio: 7%

Powur_PBC_Financial_Statements-_Reviewed.pdf

2017_GAAP_Financials.pdf

2018_GAAP_Financials.pdf

We ❤ Our 590 Investors

Thank You For Believing In Us

Philip Lurie
Warren John Raven
Marsha G Leichner
Stephen E. Maher
Marcus McNeill
David Borkowsky
Kimberly Whitfield
Denise Rushing
Gregory Budd
Carol Cole-Lewis
Adam Farver
Lynne Hutton
Helena R. Chung
Rich Price
Warren Sander
John White
Robert Guerra
Kevin McNamara
Peter Burke
Ronald Golansky
Peter Almeida
Peter Almeida
Stephen Laski
Madie Vilbig King RN
Patricia Ann Mattieson
Edna Munakata
Carolina Millan
Denis Banegas
Amanda Prokopowich
Adam Cory Binder
Daniel Erickson
Cindy McMillan
Oscar S. Bowen
Joanne Giordano
Abrahim Arabi
Ana Maria Almeida
Chris Soignier
Forrest Vetter-Wilson
Rem Darbinyan
John Wayne Byrd
Peterson B. Yazzie
Juan Crespo
Michael Allen Derrell
Anderson Tan
David Henzel
Blue Minds Solutions Gm...
Taje Brooks
Roger Guo
Larry Gazley
Nestor DABA
Jed Ramsey
Rowland L. Webb Sr.
William Bailey
Josh Longbrook
Jonathan Kahue
Amnon Thaller
Reginald Webb
Zoran Jovicic
Laurence Henderson
Joan Lanzagorta Pinol
Cameron Mata
Tom Markiewicz
Annabelle Esmane
Joshua Cohen
George John Bolenbaug...
Kurt Yordy
Matthew Stein
Vijaya Kumar POTTI
Steef Van Winkel
Birun Balami
David King
Ramakrishna Sanginadha...
Kellan Hannah
Eric Joseph Montgomery
Janice Herrick
Stephen Levitt
Darron Kitterman
Joe Martinez
J. Manuel Elias
Manuel Salmon Rock
Cary Gundlach
Jude L Davis
Ka'i Herrick
Agop Kasparyan
Steven Barnes
Ernesto Rijavec
Stuart Blum
Terrance Wyatt
Bree Moore
Sean Nelson
Hoc Van Do
Fritz G. Exantus

Zarko Dimitrievski
James Peterson
Lawrence J Masotti
Matt Clemmer
Matthew Troncale
Ismael Almaguer
Claudio Esteban Martis
Roger T. Burton
David James
Lance SCADDEN
Dave Alanis
Sorin Postelnicu
Jan Jenson
Quinton Kindon
Saad ALSOGAIR
Jim Wilhite
Craig Dunnavant
Srinivas Kvs
Robert Erich
Hart Rist
Corey R Jackson
Helen Kaluza
Manish Chabria
Lise Gelinas
Garrett Burdick
Darryl Cromar
Michael O. Hercules
John Millson
Jaymie Kibota
Victoria Bard
Joel Curt
Lydia Pyun
Dilraj Ghumman
Harshad Joshi
Eva Maria Fagundez Arg...
Melissa Anne Thomas
David Epstein
Sumit Kumar
Sandy Dumont
Martin Lam
Jonathan Herrera
Kirtis McCormick
Andre A Reis
Takeo Aso
Michael Despo
Michael Rush Waghorne
John Kline
Jasmin Husic
Sergey Belov
Melissa Dawson
Adolfo Andrade
Aaron Fortner
James Watson
Carol Bryant
Michae A.L Cancel
Brad Holman Jr.
Evan Price
Cathaline Tomko
Annette Hunsberger Pre...
Roberto Carrera
David R. Elliott
Charles McAnally
Bruni Mercado
Ronald Lyons
Zachary Peterson
Carol Battle
Jill S. Miles
Chong Lee
Leszek Kudla
Cat Coutu
Hillary Agins
Ishmael Brassard
Khalil Arabi
Umid Rakhmonov
Elaine Caron
Juan Dieguez
Mike Krumlauf
Rohail Khan
Kimerlee Rice
Glyn Cohron
Scott Mc Kay NaturaLife
Bob Kingston
Mary Cohen
David Leddick
David Friedman
Cesar Flores
Mariana Almeida
Bob Lewis
Trace Cornell
Hector Casillas
Patricia Wisher
Michael Wahoski
Gregory Marshall
Kathi Reed Myers
Igor Z
Munish Luthra
Md Alam
Laurie Ward Kennedy
Christian Cameron Hoyt
Garblah Page
Dmitriy Kozlov
Douglas Tatlow
Scott Sperling
Joby Weeks
Michael Mott
Charlotte Ball
Carolyn Smith
Windell & Sadie Osbourne
Cherrelyn Joy Moreno
Levi Sturm
Alexander Iwasiwka

Naishadhsinh Bihola
Calwyn Costa
Andrew Smith
Ely Erdan
Troy Carlson
Danial A Porta Jr.
Risa Rae
Nathaniel Erickson
Karl Klausewitz
Jesse Bowden
Mikaila Locsin
Scott Li
FAUSTO J. PINA
Patrick Cicala
Kerry Mensior
Stephen Curl
Mark Mason
Karen Tapia
Christie Thompson
Harold Kurt
Wouter Van Der Kolk
Horatiu Lucian Dan
Charles E Burgamy
Tiffany V
Amin Baksh
Shannon Royster
Eddy Mc Locklin
Pritpal Panesar
Carolynne Welsh
Taylor Zijlstra
Florence Obison
Mos Marini
Michael J. Miradcle
Robert Dio
Alex Vazquez
Nicholas Heinig
Thea Earl
Wayne Barker
Anthony Gaona
Aristides Rivas
Johni Lin Hamilton
Marc Langelier
Mark Basham
Terry Shaffner
Jose Abner Rodriguez
Bret Major
Tamie Wolford-Gonzalez
Alysa Huppler-Poliak
Cheryl Hemp
Manjit Singh
Scott E Kaplan
James Harbal
Jagannath Prasanth Sam...
Mike Wienick
John Xie
John Janecky
Aman Doad
Daryl L. Jackson
Sateesh Katta
Selina Heaton
Eric Williams
Christopher Weaver
Adam Khan
Tawanda Jongwe
Majid Majeed
Prashanth Anand
Ashish Parmar
Rose Thomas
Stacey Roi
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Jonathan Erickson
Amy Allen
Lev Freedman
Ron Ripps
Theresa Mosley Coleman
Loraine Ward
Ja Viqueira Mariani
Joe Acosta
Patrick Dowling
Joshua Grigg
Angela Singh
Dan Harr
Nick Shelly
Stephen Ray
Andrew Lee Molter
Quan Bui
Dennis & Linda Nerstad
Shakeel Ishaq Ansari
Stephen Hillier
Richard Powl
Michael Braun
Swafiya Armistead
Herbert Hanson
Jay Clutter
Jennifer Laihuyen
Mark Richter
Ryan Daley
Lucas Pinelli
Tommy Joseph Bugno
Gregg Carlson
David Spitz
Cary S. Kart
Mike Stockhausen
Steven Burns
Santosh Kumar
Marc Duval
Stanley Kapten
Elizabeth Rojas
Jennifer Sheahan
David Erickson
David Turner

Dennis Walczyk
Mark L. Brock
Shara Lynn Leech
Adrian Braka
Tyrone Macchia
Byoung Jin Park
Whitnie Payne
Gary Bell
Lloyd B. Fisher
Janice Pascua
Timothy J Reiterman
Ramona Horibata
Jeffrey Hamer
Laura Mullenniex-davis
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Henry A Iannuzzi
Sathish Adluru
Md Pham
Denis Nolan
Daniel White
Darla Donahue
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Christopher Crum
Isaiah Sieg
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Mariah Crabb
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Jamie Fisher
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Boyd Masing
Thomas P. Samuels
Carol Degagne
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Jill Fraser
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David Asarnow
Stephen C. La Chance III
David Francis Coughlan
Robert Werz
Karstyn McCoy
Shenyuan Pai
Basil Twist
Phyllis Utley
Lamar Brown
Allan M. Dimalanta
Helen Peters
Henrik Rosendahl
Kevin Steele
Warren Hemphill Jr.
Elden Vasquez
Teresa Tinney
Chow Mah
Yesenia Cancel
Debra Celenza
Stephen Guilmette
Meridith Snyder
Brianne Moore
Jody Carlson
Alfonso Torres
Michael Otis
Frances Carrasco
Elvira Betancourt
Michael Kussrath
Brenda Richards
Marjorie A Bauer
Carlos Sandi
Aida L. Cancel
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Rolando Perez
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Amy Lynne Jones
Karine Petrosyan
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Edward Jantz
Abinet Boku
Sarbjit Bhagrath
N. Rashad Jones
Palliankal Varghese OO...
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David Lawrence
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Roarke Van Brunt
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Edwin Phenix
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Paul Schaerer
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Gilberto Leon
Andrey Mironenko
Abby Nickerson
Shawn Perry
Judith Borkowsky
Cynthia Gordon MARTELL
Seyram Bedzra
Kimberly Fiske
Charles Hanson
Joseph M. Rude
Alexis Brausa

Jordan Elkins
Jacob Leenders
Cheri Dodge
Marlene Shirley
Robert Gordon
John French
Ryan Bennett
Trent Cooksley
Eli Arieli
Beau Shirley
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Mary Caorsi
Daniel Morrissey
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Susan George
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The Richard F. Mc Entyr...
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Garima Gupta
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Phuong Pham
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Stefan Michael Wilson
George Hanken
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Leanier Carter
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Jonte Janica
Aaron Whittier
Yaminha Hebrank
Emmanuel Mboho
Linda J Cummings
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Tommy DiMisa
Johnie ROIG
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Tracy Harris
Michael Albert
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Carmel Nicholson
Daniel Martins
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Anusha Goka
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James Musgrove
Elle Barnett
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Kim Miller
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Lynda Hirsch
Sam Leonard
Peter De Jersey

Irving Pena
Bryan Miller
Francis Concha
Patricia Maez
Zef J. Amen
Preetam Kuchikulla
William Goff
Manish Thakrar
Dennis Thomas
Ee Mein Teh
Sivasankaran Munuswamy
Maria Lucassen
Sreekanth Pendli
Chetan Joshi
Lisa McBeth
Stephen moxey
Kenneth Paperno
Clovice A. Lewis, Jr.
The Golden Family Trust...
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William Hoffman
Chris Donohoe
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Robert J Sottile
Robert Labrecque
Chuck O'Neal
Richard W. Richardson, ...
Edward Mausolf
Mark Mitchell
Trevor Callahan
Allen Fisher
Robert Morrow
Kapena Decker
Victor Villarreal
Robert. Anderson
Clayton Henderson
Susannah Erickson
Louis Sims
Scott Sliwinski
Jeff Monger
Diana Fleysher
Bonnie Hanson
Rodney Steinberg
Kervin L Velazquez
Thoma Simpson
Jd. Moore
Kerry Tepedino
Patrick Tse
Carlos Cruz
Jeffrey Pratt
Terry T JUDGE
Esteban Benito Olivieri
Richard Hoskins
Alejandro MORERA

Thank You!

From the Powur Team



Jonathan Budd
Founder & CEO



Andrea Budd
VP Operations

An executive with deep operational, communications and philanthropic skills. Andrea oversaw operations of a start-up that grew revenue from $1m to $20m in under 3 years and she has IPO experience.



Bobby Smith
VP Sales

Bobby previously achieved Vice President with ACN Telecommunications within 18 months, building 50,000+ active consultants in multiple countries. He is a highly respected direct sales industry speaker



Andrew Wilson
CFO

An experienced finance executive with VP experience at multi-national companies, Andy has expertise in financial processes, capital raising, M&A transactions and financial modeling.



Paul Walker
CTO

Paul has 18 years experience architecting web, mobile and desktop applications and server APIs for large enterprises such as Paramount and CBS as well as startups including MySpace and Mellmo, Inc.



Jim Bunch
President

On the startup team at Bamboo.com (now Ipix.com), that acquired 100,000 real estate agent clients, $30 million in revenue & went public in the first year. Founder of The Ultimate Game of Life.



VaNessa Duplessie
VP Field Operations

VaNessa built an international network marketing team of 20,000 reps and regularly speaks to thousands of networkers on leadership and personal development.



Rick Hou
Director of Engineering

Rick has deep experience from 16+ years as a technology architect at ESPN, Toyota, Disney and others. At Shazam, he architected the ipad roll out and helped them grow to 100 million+ active users.

Details

The Board of Directors

DIRECTOR	OCCUPATION	JOINED
Henrik Rosendahl	Investor @ Henrik Rosendahl	2015
Richard F. Hoskins	Director @ Self Employed	2015
Bill Twist	CEO @ The Pachamama Alliance	2015
Jonathan Budd	CEO, Chairman @ Powur, PBC	2014

Officers

OFFICER	TITLE	JOINED
Rick Hou	Director of Engineering	2014
Paul Walker	CTO	2014
Robert Smith	Vice President of Sales	2016
Jonathan Budd	CEO, Chairman	2014

Voting Power

HOLDER	SECURITIES HELD	VOTING POWER
Jonathan Budd	Common and preferrered stock	41.6%

Past Equity Fundraises

DATE	AMOUNT	SECURITY	EXEMPTION
09/2015	$775,000		Regulation D, Rule 506(b)
09/2016	$1,085,700		Regulation D, Rule 506(b)
03/2015	$650,000		Regulation D, Rule 506(b)
07/2017	$152,499	Preferred Stock	Regulation D, Rule 506(c)
05/2017	$1,036,888		
05/2017	$234,094		

The use of proceeds is to fund general operations.

Outstanding Debts

None.

Related Party Transactions

None.

Capital Structure

CLASS OF SECURITY	SECURITIES (OR AMOUNT) AUTHORIZED	SECURITIES (OR AMOUNT) OUTSTANDING	VOTING RIGHTS
Other	0	0	No
Debt Securities	0	0	No
Common	25,000,000	11,436,907	Yes
Preferred	10,000,000	6,532,628	Yes

	SECURITIES RESERVED FOR ISSUANCE UPON EXERCISE OR CONVERSION
Warrants:	0
Options:	3,369,042

Risks

Solar provider partners. The solar providers we partner with are responsible for designing an appropriate solar system for each homeowner we refer, closing all sales, and installing all solar systems with high quality workmanship to ensure each homeowner receives a high performing solar system. If we partner with solar providers that perform poorly in any of these areas, our reputation and financial results could suffer.

Independent sales force. We generate solar leads through sales people who are self-employed, set their own schedule and are free to determine how much time and energy they dedicate to Powur. We work to motivate and provide incentives for them to be productive, but we are unable to direct their hours or work patterns as we would if they were employees. If we fail to recruit the right kind of entrepreneurially minded, self-motivated people, this could negatively impact the number and quality of solar leads we generate.

Changes to Net Metering rules. The economic benefits to customers from installing solar panels in most US states and certain other countries are enhanced by net metering rules which require electric utilities to charge customers for the net amount of electricity consumed from the grid. This pricing structure is more favorable for solar customers than, for example, one in which they pay a retail price when they are drawing electricity from the grid (e.g. at night) and receive a wholesale credit when they are supplying electricity to the grid (e.g. during a warm and sunny afternoon). Another less favorable pricing structure would be one where solar customers got no financial credit for putting surplus electricity back into the grid. Changes to Net Metering rules that are adverse to solar customers could reduce demand for solar systems and negatively impact the Company.

Expiration or reductions to existing tax credits. There are significant tax incentives that enhance the economic benefits to customers from installing solar panels, including a US federal tax credit for systems placed into service before 1/1/2022, currently equal to 30% of the system cost. Reductions to tax incentives or a failure to extend them when they expire could reduce demand for solar systems and negatively impact the Company.

Limited Business Focus. The only currently contemplated focus for the business of the Company will be the development of the Company's direct selling business in the alternative energy market. Consequently, failure to meet the Company's expected development goals and business plan would most likely result in adverse economic consequences to the Company, including a delay or forbearance of cash distributions from the Company to the Stockholders. In addition, there can be no assurance that the future projected financial performance of the Company can be timely achieved and, therefore, no guarantee can be given that there will be any distributions of dividends from the Company to the Stockholders.

Additional Capital Requirements. Although management has no present intention of securing loans for the Company for any working capital or other needs beyond the financing provided by this offering, the Officers and the Board of Directors are authorized to arrange for such loans. The Company has not received a commitment from any third party to make such future loans. However, there can be no assurance that such loans might be arranged or what the terms of any such borrowings might be. Any loans made to the Company would likely be superior to the financial interest of the Investors. The Company also has the right to make additional capital calls as needed for Company operations; however, no Stockholder is obligated to contribute any additional capital to the Company.

Illiquid Investment. The Stock is subject to significant restrictions on transfer. Prospective investors in the Company will be required to represent that they have acquired their Stock for investment purposes only and not with a view to or for sale in connection with any distribution of such Stock. The Stock has not been registered under the Securities Act and, therefore, is subject to restrictions on transfer under the Securities Act. In addition, the Stock will be subject to these restrictions including restrictions on transfer, rights of first refusal and other provisions set forth in the Company's Stockholder's Agreement.

Although most of our officers are full time, please note that our CFO Andy Wilson is part time and spends 25% of his time at Powur. Rick Hou and Paul Walker are part time officers as well. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Changes in Environment. The business, economic, political, environmental and regulatory environment within which the Company intends to operate may undergo substantial changes, some of which may be adverse to the Company. The Officers and the Board of Directors will have the exclusive right and authority (within the limitations of the Company's Stockholder's Agreement) to determine the manner in which the Company will respond to such changes, and Stockholders generally will have no right to withdraw from the Company or to demand specific modifications to the Company operations in response. Prospective investors are particularly cautioned that the strategies and procedures exercised by the Officers and their affiliates in the past may not be successful, or even practicable, for the Company.

Regulatory Concerns. The Company believes its operations will not subject the Company to the registration requirements of the Investment Company Act of 1940, as amended ("1940 Act"). There can be no assurance that the Company's belief in this regard will continue to be correct. Due to the various burdens of compliance with the 1940 Act, the Company's performance could be materially adversely affected if it becomes subject to the 1940 Act. Neither the Company nor its counsel can assure investors that, under certain conditions, changing circumstances, or changes in the law, the Company will not become subject to the 1940 Act or other burdensome regulation. In general, the Company will seek to minimize the degree of governmental regulation and oversight to which the Company is subject. While it is anticipated that this approach will reduce compliance and other costs, this approach will also eliminate a variety of investor protections (including certain protections arising under the Securities Act and the 1940 Act) that would be available if the Company were subject to greater regulatory and oversight burdens. The direct selling activities of the Company may be subject to review and regulation of the United States Federal Trade Commission, state and federal consumer rights commissions and/or the Attorney's General of states in which the Company operates its business. Errors or omissions by management or its independent sales distributors may result in regulatory actions, which could negatively impact the business of the Company. Additionally, legislation and/or rules and regulations of the aforementioned regulatory organizations may restrict the business of the Company.

Conflicts of Interest. The Company will be subject to various potential conflicts of interest. Under certain circumstances, the Officers may make investments separate and apart from, or alongside, the Company. As provided in the Company's Stockholder's Agreement, the Officers will be permitted to manage other companies during the term of the Company's business life, any of which may conflict with the Company for investment opportunities, management time and attention, or otherwise. Provisions contained in the Company's Stockholder's Agreement that authorize the Officers to engage in investment, management or other activities outside, or alongside the Company, or to cause the Company to make investments in respect of which the Officers have conflicting interests, will override common law and statutory fiduciary duties that would apply in the absence of such provisions. The Company's Stockholder's Agreement contains certain protections for Stockholders against conflicts of interest faced by the Officers, but does not purport to address all types of conflicts that may arise. Moreover, as a practical matter, it may be difficult for Stockholders to subject the behavior of the Officers to close scrutiny. During the term of the life of the Company, many different types of conflicts of interest may arise, and this document does not purport to identify all such conflicts. Stockholders ultimately will be heavily dependent upon the good faith of the Officers and the Board of Directors.

Competition. There are many and diverse types of competitors in the same market Powur operates in. Some competitors are larger companies with significant cash reserves that allow them to develop sales and marketing businesses' for lower costs, which may affect business in the markets where Powur operates. Many of the current and potential competitors have longer operating histories and financial, sales, marketing and other resources greater than those possessed by Powur. As a result, competitors may be able to adapt more quickly to changes in the solar energy product market or to devote greater resources than Powur is able to provide. There can be no assurance that the Powur will be able to compete successfully with its existing or new competitors, which could negatively affect the revenues and earnings generated by Powur.

Timing of Dividends and Distributions. Any anticipated cash dividends or distributions should be considered speculative and are qualified in their entirety by the assumptions, information and risks disclosed by the Company. Notwithstanding the preferred returns projected by the Company, there is no specific time established as to when any cash distributions will be made by the Company to the Stockholders. The assumptions upon which such distributions are based are subject to variations that may arise as future events actually occur. The Officers have the discretion to sell, merge, acquire or otherwise trade the business of the Company subject to the Company's Stockholder's Agreement. Therefore, it is difficult to determine or anticipate in what manner, and the amount of, cash distributions which might be paid to the Stockholders. Actual results for any period may or may not approximate the estimated statements in the Company's Financial Projections. Potential investors are advised to consult with their tax and business advisors concerning the validity and reasonableness of the factual, accounting and tax assumptions herein. NEITHER THE OFFICERS NOR ANY OTHER PERSON OR ENTITY MAKES ANY REPRESENTATION OR WARRANTY AS TO THE FUTURE PROFITABILITY OF THE COMPANY.

Long Term Investment. An investment in the Company is a long-term commitment, and there is no assurance that any distributions of cash or other property will be made to the Stockholders.

Lack of Agency Review. Since the Offering will not be registered under federal or state securities laws, prospective investors do not have the benefit of review of the Company's offering documents by the Securities and Exchange Commission or any state securities commission. The terms and conditions of the Offering may not comply with the guidelines and regulations established for investments that are required to be registered and qualified with those agencies.

No Participation by Investors in the Company Management. Investors will have no right or power to participate in the management or control of the Company's business and must rely upon the Officers to manage the operations. Investors will be relying solely upon the ability of the Officers develop and operate the business of the Company. Except as specifically provided in the Company's Stockholder's Agreement, the Officers will have the exclusive right and power to manage the Company's business and affairs.

Reliance on Officers and the Board of Directors. All decisions regarding the business operations of the Company and the Company's affairs will be made exclusively by the Officers and the Board of Directors and not by the Stockholders. Accordingly, no person should purchase Stock unless that person is willing to entrust all aspects of the business operations to the Officers, management and the Board of Directors. Potential Investors must carefully evaluate the personal experience and business performance of the Officers and the Board of Directors, as well as their capabilities, prior to making an investment in the Stock. The Company will be particularly dependent upon the efforts, experience, contacts, and skills of the CEO Jonathan Budd and other Officers of the Company. The loss of Mr. Budd or other Officers could have a Material Adverse Effect on the Company, and such loss could occur at any time due to death, disability, resignation, or other reasons. Moreover, except as specifically provided in the Company's Stockholder's Agreement, the Officers may not be required to devote their time and attention exclusively to the Company. The Stockholders will not be involved in the decision-making process of the Officers or the Board of Directors, including but not limited to evaluating business opportunities or relevant business, economic, financial, or other information that will be used by the Officers and the Board of Directors in making decisions.

Changes to minimum infrastructure charges. Electric utilities are permitted to levy minimum charges on solar customers, so that those who generate the same amount of electricity as they consume will still help pay for the upkeep and maintenance of the infrastructure they are using. Increases to minimum charges could reduce demand for solar systems and negatively impact the Company.

Solar Energy Market. The Company intends to operate a direct selling business offering solar and other alternative energy products from sales made through a network of independent sales distributors. The success of Powur will be directly related to the quality of the products sold by Powur and the effectiveness of its distributors. There is no assurance that there will be a demand for the products sold by the Company or that the independent distributors will be successful in their efforts.

Description of Securities for Prior Reg CF Raise

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company. Existing Preferred Stocks. The existing Preferred stocks have dividend and liquidation preferences over the Class B Common Stocks and Series 4 Preferred; the Series 4 Preferred have dividend and liquidation preferences over the Class B Common Stock. Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently. A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company. Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

Minority Ownership

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Exercise of Rights Held by Principal Shareholders

As holders of a majority-in-interest of voting rights in the Company, the shareholders may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor. For example, the shareholders may change the terms of the bylaws and certificate of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The shareholders may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns. Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Restrictions on Transfer

The securities offered via Regulation Crowdfunding may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

- to the issuer;
- to an accredited investor;
- as part of an offering registered with the U.S. Securities and Exchange Commission; or
- to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

Valuation Methodology for Prior Reg CF Raise

Because there is no public market for our securities, $0.346 is determined by our board of directors. Among the factors we have considered in determining the $0.346 are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. In the future, we will perform valuations of our common stock and preferred stock that take into account factors such as the following:

- unrelated third party valuations of our common stock and preferred stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

Company

Powur, PBC

- Delaware Public Benefit Corporation
- Organized January 2014
- 8 employees

2683 Via De La Valle
#321G
Del Mar CA 92014

http://powur.com/

Business Description

Refer to the Powur profile.

EDGAR Filing

The Securities and Exchange Commission hosts the official version of this annual report on their EDGAR web site. It looks like it was built in 1989.

Compliance with Prior Annual Reports

Powur is current with all reporting requirements under Rule 202 of Regulation Crowdfunding.

All prior investor updates

You can refer to the company's updates page to view all updates to date. Updates are for investors only and will require you to log in to the Wefunder account used to make the investment.

Say Hello

Questions? Ideas? Love Letters?

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SUBMIT COMMENT


You're pretty neat.

You're the first one here!
Early people don't usually get a prize, so here's a love letter from us.



Henrik Rosendahl

Serial High-tech Entrepreneur, Board Member, Investor & Advisor

NeuVector • Massachusetts Institute of Technology - Sloan School of Management

San Francisco Bay Area • 500+

Connect | Send InMail

Serial Enterprise Software Entrepreneur. 4 successful exits (two to VMware)Co-founder of CloudVolumes - named one of Five Strategic Acquisitions That Reshaped VMware by Forbes.

Henrik's Articles & Activity

2,790 followers

+ Follow



CONTAINERS VS VIRTUAL MACHINE…
Henrik Rosendahl on LinkedIn

[video] @Docker and #Kubernetes | @CloudExpo @Rancher_Labs #DevOps #AI
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Time for Docker, Inc Con 2017!
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DockerCon 17 visit us at Booth #E2
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Experience

Head of Business Development & Investor
NeuVector
Jun 2016 – Present • 11 mos
San Francisco Bay Area

NeuVector delivers an application and network intelligent container security solution that automatically adapts to protect running containers. Don't let security concerns slow down your CI/CD processes.

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The NeuVector Container Security Solution

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Advisor & Investor
NordSense
Jan 2017 – Present • 4 mos
Copenhagen Area, Denmark

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Mentor
Alchemist Accelerator
Jan 2016 – Present • 1 yr 4 mos
San Francisco Bay Area

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Advisor & Investor
DeferPanic
May 2016 – Present • 1 yr
San Francisco Bay Area

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Investor
Vivino
2014 – Present • 3 yrs
San Francisco Bay Area

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Education

Massachusetts Institute of Technology - Sloan School of Management
Management, Marketing
2005 – 2005

Right Management
Executive Training Program
2003 – 2004

DTU - Technical University of Denmark
1990 – 1994

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1 Project
Off-grid without compromise

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Messaging



Jonathan Budd

Founder, CEO at Powur, PBC

Powur, PBC • Hofstra University

Greater San Diego Area • 500+

Connect | Send InMail

Jonathan Budd is committed to "creating a world that works for all life" and to leaving "a better world than we found" for future generations. He fulfills this mission in his daily life and through leadership of several game-changing organizations.

After earning his bachelor's degree in psychology, Jonathan turned to the home-based business industry. By age 26, he was one of the fastest and youngest success stories in the history of direct sales, earning his first $10,000,000 by that time. He founded Empowered Entrepreneurs to teach others the principles of entrepreneurship and modern day marketing that fueled his success and has served nearly 100,000 customers since then.

Jonathan's drive is about more than financial success. It is about using that success to fulfill a deeper calling to give back to humanity. He founded The Global Transformation Council to support non-profit organizations that are making great transformational impact through innovative solutions to many of our world's most challenging problems. Jonathan has donated hundreds of thousands of dollars to support organizations such as The Pachamama Alliance, Freedom from Hunger, charity: water, among others.

Jonathan is also founder of Futuristic Marketing, LLC, a fresh, new approach to entrepreneurial training… an approach based on a community that supports one another and is empowered with all the right knowledge, information, teachings, AND tools to accomplish business goals and dreams. See less

Messaging

Experience

Founder, CEO
Powur, PBC
Jan 2014 – Present • 3 yrs 4 mos

Jonathan heads up day-to-day operations and strategy that allow Powur's entrepreneurs to succeed at their finest. From forming key strategic partnerships, attracting the best talent, and innovating how solar is sold... Jonathan has his hands in everything Powur.

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Founder
MyStand Inc.
2012 – Present • 5 yrs
See description

President
Global Transformation Council Inc
2011 – Present • 6 yrs
See description

CEO/President
Empowered Entrepreneurs Inc.
Jul 2007 – Present • 9 yrs 10 mos
See description

Founder
Futuristic Marketing, LLC
2012 – 2014 • 2 yrs
See description

Education

Hofstra University
Bachelors, Pyschology
2002 – 2006
Activities and Societies: Created an organization called 'The Community' which was dedicated to bringing more awareness surrounding many current issues are world is faced with, as well as ancient modalities such as yoga, meditation, and Tai Chi to help people be more peaceful.

Somers High School

Featured Skills & Endorsements

Entrepreneurship · 99+
Endorsed by Jim Bunch and 25 others who are highly skilled at this
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Recommendations

Received (6) | Given (0)



Robert Styler
Founder at CREW
March 5, 2015, Robert reported directly to Jonathan

Jonathan has a rare gift of being at the cutting edge of innovation and business success, while still managing to keep his heart open and continue learning. He could make more money doing other things, but his mission is to create "a world that works for all life," and I am proud to be working with him. The world needs more leaders like Jonathan Budd.



Beth G Hawkins Local SEO For Small Businesses
Principal Consultant at Charlotte Digital Media Corp-Focused on helping small business owners grow their business online
August 17, 2010, Jonathan worked with Beth G Hawkins in the same group

Jonathan Budd is truly an amazing person. By the age of 25 he was a 7 figure earner with internet marketing and had become one of the most sought after coaches on the internet. The awesome thing about Jonathan is that he accomplished this starting from the basement of his parent's home only a few short years ago. Today he lives a dream lifestyle in southern California and offers the highest quality training available on the internet in the science and technology of using the internet to generate quality targeted leads and steady massive online revenue.

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Interests

Hofstra University
82,854 followers

Pulse
1,514,290 followers

Hofstra University
81,452 followers

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Co-Founder at Generate Capital Inc
344,549 followers



Paul Walker

Founder, Director of Engineering

EyeCue Lab • University of California, Los Angeles

Greater San Diego Area • 500+

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Messaging

Experience

Founder, Director of Engineering
EyeCue Lab
Mar 2014 – Present • 3 yrs 2 mos
Greater San Diego Area

Chief Application Architect
Yapert
Mar 2013 – Jun 2015 • 2 yrs 4 mos
Greater San Diego Area

Application Architect
Mellmo
May 2009 – 2013 • 4 yrs

Group Architect/Development Manager, Developer Platform
MySpace
Jun 2006 – May 2009 • 3 yrs

Consultant
Paramount Pictures
2003 – 2006 • 3 yrs
West Hollywood, CA

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Education

University of California, Los Angeles
Computer Science, Economics
1993 – 1998



Rick Hoskins

Trustee at The Urban School of San Francisco

Powur PBC • Harvard Business School

San Francisco Bay Area • 480

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Experience

Director
Powur PBC
Jan 2015 – Present • 2 yrs 4 mos
San Diego, California

Changing the world, one rooftop at a time.

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Trustee
The Urban School of San Francisco
Jun 2014 – Present • 2 yrs 11 mos
San Francisco Bay Area

Director
Photometics, Inc.
Mar 2011 – Present • 6 yrs 2 mos

Managing Director
Genstar Capital
Apr 1998 – Nov 2016 • 18 yrs 8 mos

Director
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Jul 2007 – Jul 2014 • 7 yrs 1 mo

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Education

Harvard Business School
MBA, Business
1987 – 1989

Stanford University
B.S., Electrical Engineering
1981 – 1985

Heidelberg High School
1978 – 1981

Interests

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Messaging



Rick Hou

Director of Product at EyeCue Lab

EyeCue Lab • University of California, Santa Barbara

Portland, Oregon • 500+

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Key technology architect/executive in a wide array of projects including enterprise level applications, social networks, games, and SaaS e-commerce platform. Additional experiences include iOS and Android mobile application design and development.

Specialties: I love all aspects of product development: everything from ideation implementation, to management. I thrive on rapid prototyping and bring a concept to MVP. Innovation, value, and user experience are the three major pillars that guide majority of my product decisions.

Ruby on Rails, JQuery, Backbone.js, Node.js, MongoDB, MySQL, Javascript, HTML5, Design See less

Experience

Director of Product
EyeCue Lab
Jan 1997 – Present • 20 yrs 4 mos
Portland, Oregon Area

EyeCue Lab is a professional services incubator focused on providing technical and business expertise to startups. The Company works with early stage entrepreneurs on all aspects of idea validation, business analysis and technical implementation concerning functional prototypes, initial product launches and beyond.

Working with later stage startups and their established engineering teams is also well within the capability of EyeCue. EyeCue can work on existing products or can be used as a mechanism to outsource development of new products.

EyeCue also deploys business team members on a variety of projects such as financial modeling, competitive market analysis, go-to-market projects, fundraising strategies and more. The EyeCue team is entirely US based and distributed across Los Angeles, San Francisco, San Diego, Portland and New York. The Company works with clients on a cash or discounted cash with equity component basis.

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SaaS Product Manager
Roambi
May 2012 – May 2014 • 2 yrs 1 mo
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Sweety High
May 2010 – Apr 2012 • 2 yrs
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Creative Director
Burnside Digital
Oct 2008 – Oct 2010 • 2 yrs 1 mo
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Director of Production
Warp 9, Inc.
Dec 2003 – Oct 2008 • 4 yrs 11 mos

Education

University of California, Santa Barbara
Master of Science, Probability and Applied Statistics
1997 – 2002

University of California, Santa Barbara
MS, Computer Science
1997 – 2001

Volunteer Experience

Chef
Potluck At The Park
Jan 2015 – Present • 2 yrs 4 mos
Social Services

Serving the Hungry in O'Bryant Square, Portland OR. Every Sunday, Potluck in the Park volunteers prepare and serve healthy wholesome meals with ingredients donated by local grocers, businesses and farmers.

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Chef
Organic Soup Kitchen
Jan 2006 – Jan 2009 • 3 yrs 1 mo
Poverty Alleviation
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3 **Languages**
Chinese • English • Japanese

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Robert Smith

VP Sales and Marketing at Powur

Powur • Randallstown high School

Baltimore, Maryland Area • 500+

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Leading the National and International expansion of Powur, the Uber platform for solar and renewable energy. Providing busy entrepreneurs the opportunity to capitalize on the greatest and most important shift of wealth in hi...

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Messaging

Robert's Articles & Activity

2,387 followers

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Patient Care and profitability
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Experience

VP Sales and Marketing
Powur
Dec 2015 – Present • 1 yr 5 mos

After millions of dollars invested and 2 years in beta and soft launch Powur is excited to launch our opportunity in renewable energy. We are seeking entrepreneurs that are dedicated to changing the way the world produces and consumes clean energy and protecting the future for our children and grandchildren. We are launching major cities throughout the United States now. Please message or email me for more information.

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Owner
Linkedin Sports & Exercise Professionals Network
Jul 2011 – Present • 5 yrs 10 mos

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VP of Client Relations
Innovative Healthcare Solutions Inc
Jan 2014 – Dec 2015 • 2 yrs
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VP National Sales and Marketing
TC Global International
Oct 2013 – Dec 2014 • 1 yr 3 mos
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Board Member
Nutritional Reserch Project
Jun 2010 – Feb 2013 • 2 yrs 9 mos

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Education

Randallstown high School
1974 – 1976

Featured Skills & Endorsements

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Interests

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